Exhibit 99.1

At the Company

For Media:	For Stockholders and Analysts:

Kim Hillyer	Jeff Goeser
Director, Communications & Public Affairs	Director, Investor Relations & Finance
TD Ameritrade	TD Ameritrade
402-574-6523	402-597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com
@TDAmeritradePR

TD Ameritrade Reports Record 2016 Earnings

Record Diluted Earnings per Share of $1.58, up 6% Year-Over-Year

Record Net Revenues of $3.3B, up 2% Year-Over-Year

Net New Client Assets of $60B, 9% Annualized Growth Rate

OMAHA, Neb., October 24, 2016 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for fiscal year 2016. The Company generated record earnings and a record $1.58 per diluted share, driven by strong organic growth.

The Company’s results for the fiscal year ended Sept. 30, 2016 include the following: (1)

•	Record $1.58 in earnings per diluted share, on net income of $842 million

•	Net new client assets of approximately $60 billion, a growth rate of 9 percent

•	Average client trades per day of approximately 463,000, up slightly year over year

•	Record net revenues of $3.3 billion, 57 percent of which were asset-based

•	Investment product fee revenue of $374 million, up 12 percent year over year

•	Pre-tax income of $1.3 billion, or 38 percent of net revenues

•	EBITDA(2) of $1.5 billion, or 45 percent of net revenues

•	Interest rate-sensitive assets(3) of $119 billion, up 10 percent year over year

•	Record client assets of approximately $774 billion, up 16 percent year over year

“We’re pleased to report another year of strong growth across all our businesses,” said Tim Hockey, TD Ameritrade president and chief executive officer. “Strong asset-gathering and growth in investment products helped us deliver higher earnings despite a challenging rate environment. We averaged 463,000 trades per day and gathered $60 billion in net new client assets, a 9 percent growth rate. We end 2016 with strong momentum and plans firmly in place to continue building long-term earnings power.”

“We have a solid competitive position and a strong, healthy culture. Our organic growth strategy will not change, but how we execute that strategy will continue to evolve,” Hockey continued. “Over the next 12 months we will continue driving greater organizational efficiency and invest in initiatives that will help us deliver a superior client experience that address the needs of today’s investor — and tomorrow’s. An intensified commitment to agility and increasing our speed to market will be paramount to our success and a key focus for our management team going forward.”

“Fiscal 2016 was a good year with record earnings of $1.58 per diluted share, despite the persistence of near-zero interest rates, and our capital-light model allowed us to return more than $700 million to our shareholders through dividends and share buybacks. Building our long-term earnings power remains our primary focus, and with interest rate-sensitive assets up 10 percent to $119 billion, we remain well-positioned for a rising-rate environment,” said Steve Boyle, executive vice president and chief financial officer. “Looking ahead, we expect trading and organic growth to drive fiscal 2017 results, and we’ll remain disciplined on managing expenses while generating savings that can be invested in initiatives to fuel future growth.”

Fourth Quarter 2016 Results

TD Ameritrade also released its results for the quarter ended Sept. 30, 2016, which include the following: (1)

•	Net income of $185 million, or $0.35 per diluted share, down 13 percent year over year

•	Net new client assets of approximately $15 billion

•	Average client trades per day of approximately 444,000, down 7 percent year over year

•	Net revenues of $829 million, 58 percent of which were asset-based

•	Investment product fee revenue of $98 million, up 20 percent year over year

•	Pre-tax income of $270 million, or 33 percent of net revenues

•	EBITDA(2) of $327 million, or 39 percent of net revenues

•	Return on average stockholders’ equity (annualized) of 15 percent

Capital Management

During the 2016 fiscal year, the Company paid $362 million, in cash dividends, which included four quarterly dividends of $0.17 per share. The Company also repurchased approximately 12 million shares of its common stock.

The Company has declared an $0.18 per share quarterly cash dividend, an increase of 6 percent year-over-year, payable on Nov. 22, 2016 to all holders of record of common stock as of Nov. 8, 2016.

Fiscal 2017 Outlook

The Company has also released its outlook for the 2017 fiscal year, which reflects expected earnings of $1.50 to $1.80 per diluted share for its 2017 fiscal year.

More information on the fiscal 2017 forecast is available through the Company’s Outlook Statement, located in the “Financials & reports” section of its corporate web site, www.amtd.com.

Company Hosts Conference Call

TD Ameritrade will host a conference call this morning, Oct. 24, 2016, at 8:30 a.m. EDT (7:30 a.m. CDT). Participants may listen to the conference call by dialing 877-648-7976. The Company will webcast the conference call through www.amtd.com, via the “Presentations & Events” page of the web site. A replay of the phone call will be available beginning at 12:00 p.m. EDT (11:00 a.m. CDT) on Oct. 24, 2016 by dialing 855-859-2056 and entering the Conference ID 69450485. The replay will be available until 11:59 p.m. EDT (10:59 p.m. CDT) on Oct. 31, 2016. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the “Investor Relations” page or the “Presentations & Events” page beginning Tuesday, Oct. 25, 2016.

Information about the Company’s corporate events, including earnings conference calls and webcasts, can be found by visiting www.amtd.com and clicking on “Investor Relations” and “Presentations & Events.” Click on the date of the event to access all pertinent links and resources. A high speed Internet connection is required in order to view the webcast.

The Company asks that interested parties visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The Company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

About TD Ameritrade Holding Corporation

Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (Nasdaq: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 40 years. An official sponsor of the 2016 U.S. Olympic and Paralympic Teams, as well as an official sponsor of the National Football League, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade’s newsroom or www.amtd.com for more information, or read our stories at http://freshaccounts.amtd.com.

Source: TD Ameritrade Holding Corporation

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 20, 2015 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

[1]	Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.
[2]	See attached reconciliation of non-GAAP financial measures.
[3]	Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of Sept. 30, 2016.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

TD AMERITRADE HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

In millions, except per share amounts

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$336	$347	$364	$1,372	$1,401
Asset-based revenues:
Insured deposit account fees	230	234	218	926	839
Net interest revenue	151	143	155	595	622
Investment product fees	98	96	82	374	334

Total asset-based revenues	479	473	455	1,895	1,795
Other revenues	14	18	12	60	51

Net revenues	829	838	831	3,327	3,247

Operating expenses:
Employee compensation and benefits	222	209	199	839	807
Clearing and execution costs	34	35	39	136	148
Communications	38	33	32	137	125
Occupancy and equipment costs	43	43	42	171	163
Depreciation and amortization	24	23	22	92	91
Amortization of acquired intangible assets	20	22	23	86	90
Professional services	57	47	39	178	159
Advertising	59	58	49	260	248
Other	49	20	26	110	91

Total operating expenses	546	490	471	2,009	1,922

Operating income	283	348	360	1,318	1,325
Other expense (income):
Interest on borrowings	13	14	13	53	43
Gain on sale of investments	—	—	—	—	(7)
Other	—	—	—	—	1

Total other expense (income)	13	14	13	53	37

Pre-tax income	270	334	347	1,265	1,288
Provision for income taxes	85	94	131	423	475

Net income	$185	$240	$216	$842	$813

Earnings per share - basic	$0.35	$0.45	$0.40	$1.59	$1.50
Earnings per share - diluted	$0.35	$0.45	$0.40	$1.58	$1.49
Weighted average shares outstanding - basic	526	529	541	531	543
Weighted average shares outstanding - diluted	529	531	545	534	547
Dividends declared per share	$0.17	$0.17	$0.15	$0.68	$0.60

TD AMERITRADE HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In millions

(Unaudited)

	Sept. 30, 2016	Sept. 30, 2015
Assets:
Cash and cash equivalents	$1,855	$1,978
Segregated cash and investments	8,729	6,305
Broker/dealer receivables	1,190	862
Client receivables, net	11,941	12,770
Investments available-for-sale, at fair value	761	4
Goodwill and intangible assets	3,042	3,128
Other	1,300	1,328

Total assets	$28,818	$26,375

Liabilities and stockholders’ equity:
Liabilities:
Broker/dealer payables	$2,040	$2,707
Client payables	19,055	16,035
Long-term debt	1,817	1,800
Other	855	930

Total liabilities	23,767	21,472
Stockholders’ equity	5,051	4,903

Total liabilities and stockholders’ equity	$28,818	$26,375

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Key Metrics:
Net new assets (in billions)	$15.1	$13.6	$16.2	$60.3	$63.0
Net new asset growth rate (annualized)	8%	8%	9%	9%	10%
Average client trades per day	444,281	461,941	478,776	462,918	461,541
Profitability Metrics:
Operating margin	34.1%	41.5%	43.3%	39.6%	40.8%
Pre-tax margin	32.6%	39.9%	41.8%	38.0%	39.7%
Return on average stockholders’ equity (annualized)	14.7%	19.5%	17.4%	17.0%	16.7%
Net profit margin	22.3%	28.6%	26.0%	25.3%	25.0%
EBITDA(1) as a percentage of net revenues	39.4%	46.9%	48.7%	45.0%	46.6%
Liquidity Metrics:
Interest on borrowings (in millions)	$13	$14	$13	$53	$43
Interest coverage ratio (EBITDA(1)/interest on borrowings)	25.2	28.1	31.2	28.2	35.2
Cash and cash equivalents (in billions)	$1.9	$1.9	$2.0	$1.9	$2.0
Liquid assets available for corporate investing and financing activities(1) (in billions)	$0.8	$0.7	$0.5	$0.8	$0.5
Transaction-Based Revenue Metrics:
Total trades (in millions)	28.4	29.6	30.6	116.7	115.8
Average commissions and transaction fees per trade	$11.82	$11.72	$11.89	$11.76	$12.09
Trading days	64.0	64.0	64.0	252.0	251.0
Order routing revenue (in millions)	$75	$77	$76	$299	$299
Spread-Based Asset Metrics:
Average insured deposit account balances (in billions)	$87.1	$83.4	$78.2	$83.7	$75.7
Average interest-earning assets (in billions)	23.8	22.7	21.6	22.7	20.2

Average spread-based balances (in billions)	$110.9	$106.1	$99.8	$106.4	$95.9

Insured deposit account fee revenue (in millions)	$230	$234	$218	$926	$839
Net interest revenue (in millions)	151	143	155	595	622

Spread-based revenue (in millions)	$381	$377	$373	$1,521	$1,461

Avg. annualized yield - insured deposit account fees	1.03%	1.11%	1.09%	1.09%	1.09%
Avg. annualized yield - interest-earning assets	2.48%	2.50%	2.81%	2.59%	3.03%
Net interest margin (NIM)	1.35%	1.41%	1.46%	1.41%	1.50%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$5.3	$5.8	$5.7	$5.7	$5.6
Average annualized yield	0.28%	0.26%	0.02%	0.19%	0.01%

Fee revenue (in millions)	$4	$4	$0	$11	$0

Market fee-based investment balances:
Average balance (in billions)	$163.7	$156.3	$151.4	$155.0	$150.5
Average annualized yield	0.22%	0.23%	0.21%	0.23%	0.22%

Fee revenue (in millions)	$94	$92	$82	$363	$334

Average fee-based investment balances (in billions)	$169.0	$162.1	$157.1	$160.7	$156.1
Average annualized yield	0.23%	0.23%	0.20%	0.23%	0.21%

Investment product fee revenue (in millions)	$98	$96	$82	$374	$334

(1)	See attached reconciliation of non-GAAP financial measures.

NOTE: See Glossary of Terms on the Company’s website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	6,872,000	6,777,000	6,551,000	6,621,000	6,301,000
Funded accounts (end of period)	6,950,000	6,872,000	6,621,000	6,950,000	6,621,000
Percentage change during period	1%	1%	1%	5%	5%
Client assets (beginning of period, in billions)	$736.3	$711.2	$702.3	$667.4	$653.1
Client assets (end of period, in billions)	$773.8	$736.3	$667.4	$773.8	$667.4
Percentage change during period	5%	4%	(5%)	16%	2%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$8.0	$7.4	$5.1	$7.0	$4.7
Average annualized yield	0.27%	0.25%	0.08%	0.21%	0.11%

Interest revenue (in millions)	$5	$5	$1	$15	$5

Client margin balances:
Average balance (in billions)	$11.7	$11.5	$12.6	$11.8	$12.1
Average annualized yield	3.60%	3.69%	3.57%	3.65%	3.60%

Interest revenue (in millions)	$107	$107	$115	$436	$443

Securities borrowing/lending:
Average securities borrowing balance (in billions)	$1.2	$1.0	$0.9	$0.9	$0.9
Average securities lending balance (in billions)	$1.9	$2.1	$2.4	$2.1	$2.3

Net interest revenue - securities borrowing/lending (in millions)	$37	$30	$39	$141	$174

Other cash and interest-earning investments:
Average balance (in billions)	$2.9	$2.8	$3.0	$3.0	$2.5
Average annualized yield	0.28%	0.21%	0.03%	0.18%	0.04%

Interest revenue - net (in millions)	$2	$1	$0	$5	$1

Client credit balances:
Average balance (in billions)	$15.5	$14.7	$13.3	$14.7	$12.4
Average annualized cost	0.01%	0.01%	0.01%	0.01%	0.01%

Interest expense (in millions)	($0)	($0)	($0)	($2)	($1)

Average interest-earning assets (in billions)	$23.8	$22.7	$21.6	$22.7	$20.2
Average annualized yield	2.48%	2.50%	2.81%	2.59%	3.03%

Net interest revenue (in millions)	$151	$143	$155	$595	$622

NOTE: See Glossary of Terms on the Company’s website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Dollars in millions

(Unaudited)

	Quarter Ended						Fiscal Year Ended
	Sept. 30, 2016		June 30, 2016		Sept. 30, 2015		Sept. 30, 2016		Sept. 30, 2015
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
Net income	$185	22.3%	$240	28.6%	$216	26.0%	$842	25.3%	$813	25.0%
Add:
Depreciation and amortization	24	2.9%	23	2.7%	22	2.6%	92	2.8%	91	2.8%
Amortization of acquired intangible assets	20	2.4%	22	2.6%	23	2.8%	86	2.6%	90	2.8%
Interest on borrowings	13	1.6%	14	1.7%	13	1.6%	53	1.6%	43	1.3%
Provision for income taxes	85	10.3%	94	11.2%	131	15.8%	423	12.7%	475	14.6%

EBITDA	$327	39.4%	$393	46.9%	$405	48.7%	$1,496	45.0%	$1,512	46.6%

	As of
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015
Liquid Assets Available for Corporate Investing and Financing Activities (2)
Cash and cash equivalents	$1,855	$1,917	$2,476	$1,735	$1,978
Less: Non-corporate cash and cash equivalents	(1,395)	(1,088)	(1,430)	(934)	(909)

Corporate cash and cash equivalents	460	829	1,046	801	1,069
Corporate investments	757	400	—	201	—
Less: Corporate liquidity maintained for operational contingencies	(773)	(764)	(764)	(764)	(750)

Excess corporate cash and cash equivalents and investments	444	465	282	238	319
Excess broker-dealer regulatory net capital	369	263	431	346	211

Liquid assets available for corporate investing and financing activities	$813	$728	$713	$584	$530

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.

(1)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
(2)	Liquid assets available for corporate investing and financing activities is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider “liquid assets available for corporate investing and financing activities” to be an important measure of our liquidity. We include the excess capital of our broker-dealer subsidiaries in the calculation of liquid assets available for corporate investing and financing activities, rather than simply including broker-dealer cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer subsidiaries to the parent company. Liquid assets available for corporate investing and financing activities should be considered as a supplemental measure of liquidity, rather than as a substitute for cash and cash equivalents.

We define liquid assets available for corporate investing and financing activities as the sum of (a) corporate cash and cash equivalents and investments, excluding an amount that is being maintained to provide liquidity for operational contingencies, including lending to our broker-dealer, futures commission merchant and forex dealer member subsidiaries under intercompany credit agreements and (b) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). Liquid assets available for corporate investing and financing activities is based on more conservative measures of broker-dealer net capital than regulatory requirements because we generally manage to higher levels of net capital at the broker-dealer subsidiaries than the regulatory thresholds require.